Exhibit 99.01

News Release

Investor Contact:

Stan Finkelstein

Investor Relations

(925) 290-4321

ir@formfactor.com

FormFactor, Inc. Reports First Quarter Results

LIVERMORE, Calif. — May 1, 2012 — FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the first quarter of fiscal 2012 that ended on March 31, 2012. Quarterly revenues were $34.8 million, up 15% from $30.2 million in the fourth quarter of fiscal 2011, and down 14% from $40.4 million in the first quarter of fiscal 2011.

On a GAAP basis, net loss for the first quarter of fiscal 2012 was $17.5 million or $(0.35) per fully-diluted share, compared to a net loss for the fourth quarter of fiscal 2011 of $27.0 million or $(0.54) per fully-diluted share, and a net loss for the first quarter of fiscal 2011 of $21.4 million or $(0.42) per fully-diluted share.

On a Non-GAAP basis, net loss for the first quarter of fiscal 2012 was $14.3 million, or $(0.29) per fully-diluted share, compared to a net loss for the fourth quarter of fiscal 2011 of $22.4 million or $(0.45) per fully-diluted share, and a net loss for the first quarter of fiscal 2011 of $16.1 million or $(0.32) per fully-diluted share. A reconciliation of GAAP to non-GAAP net loss and net loss per share is provided in the schedules included below.

Cash usage including stock repurchases for the first quarter of fiscal 2012 was $16.4 million, compared to cash usage of $19.3 million for the fourth quarter of fiscal 2011 and cash usage of $14.0 million for the first quarter of fiscal 2011. There was no stock buyback during the first quarter of fiscal 2012, while the stock buyback was $7.5 million for the fourth quarter of fiscal 2011 and $2.3 million for the first quarter of fiscal 2011.

“Q1 started very slowly but recovered later in the quarter as DRAM manufacturers increased their probe card purchases,” said Tom St. Dennis, CEO of FormFactor. “Overall demand for our products increased in Q1 and we continued to focus on new product technologies and improving operational performance to deliver better long-term financial results.”

The company has posted its revenue breakdown by region and market segment on the Investors section of its website at www.formfactor.com. FormFactor will conduct a conference call at 1:30 p.m. PDT, or 4:30 p.m. EDT, today.

The public is invited to listen to a live webcast of FormFactor’s conference call on the Investors section of the company’s website at www.formfactor.com. A telephone replay of the conference call will be available approximately two hours after the conclusion of the call. The telephone replay will be available through May 3, 2012, 9:00 p.m. Pacific Daylight Time, and can be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering confirmation code 68001868. Additionally, the replay will be available on the Investors section of our website, www.formfactor.com.

Non-GAAP Financial Measures:

This press release highlights the company’s financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain charges that are excluded from non-GAAP results. By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the company’s performance, core results and underlying trends. FormFactor’s management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP, and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

About FormFactor:

Founded in 1993, FormFactor, Inc. (Nasdaq: FORM) is a leader in advanced wafer probe cards, which are used by semiconductor manufacturers to electrically test integrated circuits, or ICs. The company’s wafer sort, burn-in and device performance testing products move IC testing upstream from post-packaging to the wafer level, enabling semiconductor manufacturers to lower their overall production costs, improve yields, and bring next-generation devices to market. FormFactor is headquartered in Livermore, California with operations in Europe, Asia and North America. For more information, visit the company’s website at www.formfactor.com.

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FormFactor and the FormFactor logo are registered trademarks of FormFactor, Inc.  All other product, trademark, company or service names mentioned herein are the property of their respective owners.

Forward-looking Statements:

Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the federal securities laws, including statements regarding anticipated results, market conditions, expectations and operating plans. These forward-looking statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to: changes in the market environment, including the demand for DRAM, Flash memory and system on chip, or SoC, devices and certain other semiconductor devices; the rate at which the Company is able to develop, qualify and realize volume purchases of new products and technologies at customers; and the company’s ability to bring its manufacturing structure and operating expenses in line with revenues. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward-looking statement is contained in the company’s Form 10-K for the fiscal year ended December 31, 2011, as filed with the SEC. Copies of the company’s SEC filings are available at http://investors.formfactor.com/edgar.cfm. The company assumes no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements.

FORM-F

FORMFACTOR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,	March 26,
	2012	2011

Revenues	$34,806	$40,428
Cost of revenues	30,650	36,359
Gross profit	4,156	4,069

Operating expenses:
Research and development	10,847	11,560
Selling, general and administrative	11,148	12,387
Restructuring charges, net	(33)	1,038
Impairment of long-lived assets	168	351
Total operating expenses	22,130	25,336
Operating loss	(17,974)	(21,267)

Interest income, net	212	424
Other income (expense), net	410	(374)
Loss before income taxes	(17,352)	(21,217)
Provision for (benefit from) income taxes	102	207
Net loss	$(17,454)	$(21,424)

Net loss per share:
Basic and Diluted	$(0.35)	$(0.42)

Weighted-average number of shares used in per share calculations:
Basic and Diluted	49,487	50,636

Reconciliation of Non-GAAP Net Loss:

	Three Months Ended
	March 31,	March 26,
	2012	2011

GAAP Net loss	$(17,454)	$(21,424)
Stock-based compensation, net of related income-tax impact *	3,043	3,969
Restructuring charges, net of related income-tax impact *	(33)	1,038
Impairment of long-lived assets, net of related income-tax impact *	168	351
Non-GAAP net loss	$(14,276)	$(16,066)

Non-GAAP net loss per share:
Basic and Diluted	$(0.29)	$(0.32)

Weighted-average number of shares used in per share calculations:
Basic and Diluted	49,487	50,636

*  There was no related income tax impact to stock-based compensation, restructuring and impairment charges in fiscal 2012 and fiscal 2011 as a result of the valuation allowance recorded after the second quarter of fiscal 2009.

FORMFACTOR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

(Unaudited)

	March 31,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$135,536	$139,049
Marketable securities	144,784	157,642
Accounts receivable, net	21,203	12,662
Inventories	20,148	18,092
Deferred tax assets	1,758	1,162
Prepaid expenses and other current assets	7,916	8,368
Total current assets	331,345	336,975
Restricted cash	317	317
Property and equipment, net	34,376	35,132
Deferred tax assets	5,794	5,954
Other assets	4,357	4,693
Total assets	$376,189	$383,071

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,171	$9,731
Accrued liabilities	14,106	13,966
Income taxes payable	181	100
Deferred revenue	5,449	4,798
Total current liabilities	34,907	28,595
Long-term income taxes payable	4,100	4,112
Deferred rent and other liabilities	4,310	3,712
Total liabilities	43,317	36,419
Stockholders’ equity:
Common stock and capital in excess of par value	656,407	652,074
Accumulated other comprehensive income	2,041	2,700
Accumulated deficit	(325,576)	(308,122)
Total stockholders’ equity	332,872	346,652
Total liabilities and stockholders’ equity	$376,189	$383,071